                                                                   EXHIBIT 23.3




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------


We consent to the use in this Registration Statement on Form SB-2 of our report dated June 30, 2000, relating to the consolidated financial statements of Rich Coast Inc. and subsidiaries as of and for the year-end April 30, 2000 (which describes an uncertainty as to the Company's ability to continue as a going concern), and to the reference to our Firm under the caption "Experts" in the Prospectus.

GELFOND HOCHSTADT PANGBURN, P.C.

/s/ Gelfond Hochstadt Pangburn, P.C.

Denver, Colorado
January 24, 2001